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                                                                   Exhibit 10.02

              REPAYMENT, SUBORDINATION AND INTERCREDITOR AGREEMENT
              ----------------------------------------------------

          THIS REPAYMENT, SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is made as of January 17, 1996 by and among LaserMaster Corporation, a Minnesota corporation (the"Borrower"), LaserMaster Asia/Pacific, Ltd., a Minnesota corporation ("Asia/Pacific"), ColorMasters, Inc., a Minnesota corporation ("ColorMasters"), TimeMasters, Inc., a Minnesota corporation ("TimeMasters"), and General Electric Capital Corporation ("GE Capital"), as agent (the "Agent") for the Lenders (as defined below).

                                   RECITALS:

          WHEREAS, as of the date hereof the Borrower is obligated to TimeMasters for indebtedness (excluding Other Obligations) in the amount specified on Exhibit A hereto; such indebtedness is evidenced in part by that certain Promissory Note dated January 17, 1996 by the Borrower in favor of TimeMasters in the principal amount of $1,765,000 (as from time to time amended, supplemented, restated, replaced or otherwise modified, the "TimeMasters Note");

          WHEREAS, the Borrower, GE Capital, individually and as Agent for the financial institutions from time to time parties thereto (including their successors and assigns, the "Lenders") have entered into that certain Credit Agreement dated as of the date hereof (as from time to time amended, supplemented, restated or otherwise modified, the "Credit Agreement") pursuant to which the Lenders have agreed to make certain financial accommodations available to the Borrower on the terms and conditions set forth therein;

          WHEREAS, Holdings, Asia/Pacific and ColorMasters have guaranteed all of the obligations of the Borrower to the Agent and the Lenders and the Borrower, Asia/Pacific and ColorMasters have granted to the Agent a security interest in certain of their property in connection therewith;

          WHEREAS, as a condition to entering into the Credit Agreement, the Agent and the Lenders have required that TimeMasters enter into this Agreement;

          WHEREAS, TimeMasters is entering into this Agreement in consideration of obtaining a security interest in certain assets of the Borrower and agreeing to subordinate its rights under the TimeMasters Note and other documents executed in connection therewith, pursuant to the terms and conditions of this Agreement; and

          WHEREAS, TimeMasters is entering into this Agreement to induce the Agent and the Lenders to enter into and extend credit pursuant to the Credit Agreement;

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     NOW, THEREFORE, the parties hereto agree as follows:

          1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it by the Credit Agreement as in effect on the date hereof. When used herein, the following terms shall have the meanings indicated:

          "Collection Action" shall mean (a) to ask, demand, sue for, take or receive from or on behalf of the Borrower, Holdings, Asia/Pacific or ColorMasters, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Borrower, Holdings, Asia/Pacific or ColorMasters with respect to the Subordinated Indebtedness except to obtain the benefits of the TimeMasters Warrant, (b) except for the receipt at any time and from time to time of all or any portion of the TimeMasters Warrant by the holder of Subordinated Indebtedness, to take, accept or otherwise receive any present or future collateral or other security or any proceeds thereof in payment of all or any portion of the Subordinated Indebtedness (whether by settlement, compromise, strict foreclosure, self-help, judicial sale or otherwise), (c) to initiate or participate with any other Person in any suit, action or proceeding against the Borrower, Holdings, Asia/Pacific or ColorMasters to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies available to any holder of Subordinated Indebtedness, including but not limited to, to commence any action to foreclose on any collateral, but excluding judicial enforcement of any rights set forth in this Agreement and excluding any judicial enforcement against Holdings to obtain the benefits of the TimeMasters Warrant, (d) except in the case of the filing of any petition by or against the Borrower as debtor under any bankruptcy or insolvency laws, to accelerate any Subordinated Indebtedness or (e) to file or join with any other Person in filing a petition against the Borrower, Holdings, Asia/Pacific or ColorMasters under any bankruptcy law with respect to the Subordinated Indebtedness.

          "IP Collateral" shall mean the Intellectual Property of the Borrower, Asia/Pacific and ColorMasters which from time to time constitutes Collateral under the Senior Loan Documents.

          "Post-Petition Interest" shall mean interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Borrower, Holdings, Asia/Pacific or ColorMasters at the rate applicable to such Senior Indebtedness pursuant to the Senior Credit Agreement, whether or not such interest is allowed as a claim enforceable against the Borrower, Holdings, Asia/Pacific or ColorMasters (as the case may be) in any such proceeding and any other interest that would have accrued but for the commencement of such proceedings.

          "Senior Credit Agreement" shall mean the Credit Agreement, as from time to time amended, supplemented restated, modified, refunded, refinanced or replaced.

          "Senior Indebtedness" shall mean all indebtedness, obligations and liabilities of every kind and nature now existing or hereafter arising, of the Borrower, Holdings, Asia/Pacific

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     or ColorMasters under, in connection with, or evidenced by, the Senior
     Credit Agreement or any other Loan Documents, including, without limitation, all principal, premium (if any), interest (including Post-Petition Interest), fees, costs, expenses, indemnities and liabilities provided for therein, and any renewals, extensions, modifications and refundings of any of the foregoing, provided that the aggregate principal amount of such Senior Indebtedness shall not exceed $12,000,000 at any time.

          "Subordinated Indebtedness" means all principal, interest and other Indebtedness from time to time owing by the Borrower, Holdings, Asia/Pacific or ColorMasters to TimeMasters, including, but not limited to, the Indebtedness owing by the Borrower to TimeMasters under the TimeMasters Note and any guarantee thereof by Holdings, Asia/Pacific and/or ColorMasters. Subordinated Indebtedness shall not include the TimeMasters Warrant, trade payables incurred in the ordinary course of business and any obligation of Borrower owing pursuant that certain Amended and Restated Lease Agreement dated as of December 31, 1995 between Grandchildren's Realty Alternative Management Program I Limited Partnership, a Minnesota limited partnership, and the Borrower (collectively, "Other Obligations").

          "TimeMasters Warrant" means that certain Warrant for the Purchase of 277,953 shares of Common Stock dated the date hereof, issued by Holdings in favor of TimeMasters, that certain Conversion Right (as defined in the TimeMasters Note) but only as such right is enforceable against Holdings, any common stock or similar rights to be granted pursuant to such Warrant and such Conversion Right and any subsequent warrant, stock appreciation right, stock or other equity interest of Holdings which the holder of Subordinated Indebtedness may acquire from Holdings, including, without limitation, any common stock of Holdings issuable upon conversion of the TimeMasters Note.

References to a "holder of Subordinated Indebtedness" shall be deemed references to TimeMasters and any assignee or successor of any of them solely with respect to Subordinated Indebtedness and in its capacity solely as the holder of the Subordinated Debt Documents (as defined below).

     2.   General Intercreditor Provisions.
          ---------------------------------

          (a) Notwithstanding any provision of law, the order or time of attachment, the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the holders of Senior Indebtedness in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Subordinated Debt Documents (as defined below) and the Senior Loan Documents (as defined below), the Liens of the Agent upon the Collateral pursuant to the Loan Documents or in connection with any debtor-in-possession financing provided to the Borrower, Asia/Pacific or ColorMasters by Agent or other lenders or holders of debt or any other Person (collectively, the "Senior Creditors") have and shall have priority over the Liens, if any, of each holder of Subordinated Indebtedness upon the Collateral, which are and shall be, in all respects, junior and subordinate to the Liens of the Agent therein to the full extent of the Senior Indebtedness and any debtor-in-possession financing, outstanding at any time and from time to time, provided that the

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aggregate principal amount of any debtor-in-possession financing, when aggregated with the aggregate principal amount of Senior Indebtedness shall not, for purposes of Section 2, exceed $12,000,000 at any time outstanding (collectively, the "Senior Obligations").

          (b) The Lien priority provided in clause (a) above shall not be altered or otherwise affected by any modification, renewal, restatement, extension, waiver or refinancing of any Senior Indebtedness, nor by any action or inaction which any Senior Creditor may take or fail to take in respect of the Collateral, whether or not any holder of Subordinated Indebtedness shall have received notice thereof or consented thereto.

          (c) Subject to Section 3 below, the Senior Creditors shall have the exclusive right to manage, perform and enforce the terms of the Senior Credit Agreement and all documents, instruments and agreements executed from time to time in connection therewith (collectively, the "Senior Loan Documents") with respect to the Collateral to exercise and enforce all privileges and rights thereunder in their discretion. Without limiting the foregoing, the Senior Creditors shall, subject to Section 3 below, have the exclusive right to take or retake control or possession of all or any part of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of or liquidate the Collateral. The Senior Creditors shall not be under any obligation to maintain, preserve or, subject to Section 3 below, take any other action in respect of the Collateral, or in respect of the disposition thereof, including, without limitation, any of the actions described in the preceding sentence, and each holder of Subordinated Indebtedness, subject to Section 3 below, expressly waives any rights and claims of any kind whatsoever it may have in connection therewith to the extent permitted under applicable law. Without limiting the generality of the foregoing, each holder of Subordinated Indebtedness hereby waives the application of the doctrine of marshalling of assets or collateral.

          (d) Notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, but subject to Section 3 below, only the Senior Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of all or any portion of the Collateral, provided that the Agent agrees to give prior notice to TimeMasters of any such sale, transfer or other disposition by the Agent. Subject to Section 3 below, each holder of Subordinated Indebtedness will, immediately upon the request of the Agent, release or otherwise terminate its Liens on any of the Collateral (except with respect to any excess proceeds, if any, from the sale or other disposition of such Collateral which remain after payment in full in cash of all of the Senior Indebtedness) to the extent such Collateral is sold or otherwise disposed of either by Agent or its agents, or by the Borrower, Asia/Pacific or ColorMasters with the consent of Agent, and will immediately deliver such other release documents as the Agent may require in connection therewith or in connection with any deemed release provided below. If Agent releases its Liens on any or all of the Collateral or waives any rights with respect thereto, except in connection with the repayment in full of the Senior Obligations other than out of proceeds of a sale of the Collateral, or if each holder of Subordinated Indebtedness is required to release its Liens pursuant to the preceding sentence, each holder of Subordinated Indebtedness shall be deemed, subject to Section 3 below, to have released it Liens on the Collateral or waived such rights, as the case may be. Each holder of Subordinated Indebtedness hereby irrevocably constitutes and appoints, until such time as all of the Senior Indebtedness has been indefeasibly paid in full in cash and the Senior Loan Documents

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have terminated, the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such holder and in the name of such holder or in its own name, from time to time in the Agent's discretion, to execute and record or file all UCC financing statements (including, without limitation, partial release and termination statements) and any other instruments or documents necessary to terminate or release any Liens as provided in this clause (d).

          (e) Notwithstanding any rights or remedies available to any holder of Subordinated Indebtedness under the Subordinated Debt Documents, applicable law or otherwise, until all of the Senior Obligations have been indefeasibly paid in full in cash, each holder of Subordinated Indebtedness will not, directly or indirectly, (i) take any Collection Action (other than as expressly permitted by Section 3, 4(f) or 5 below), (ii) object or take any action to oppose, or seek adequate protection in respect of, any debtor-in-possession or similar financing provided by Agent or any other Person to the Borrower or its Subsidiaries (including, without limitation, Asia/Pacific and ColorMasters), except to the extent that the principal amount of such financing, when aggregated with the aggregate principal amount of Senior Indebtedness, exceeds $12,000,000, or the Borrower's or such Subsidiaries' use of cash collateral in any bankruptcy proceeding, (iii) vote in any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Holdings, Asia/Pacific or ColorMasters in any manner adverse to the Senior Creditors or their interests, (iv) except as expressly permitted under Section 3 below, take any other action that would interfere in any manner with the rights of the Senior Creditors under the Senior Loan Documents in the Collateral, (v) have any other right in respect of the Collateral, other than its subordinate Lien on the Collateral and as expressly provided in Section 3 below and to receive payments permitted under Section 5 below and the excess proceeds, if any, received by the Agent from the Collateral, after the indefeasible payment in full in cash of the Senior Obligations, (vi) seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of Title 11 of the United States Code (the "Bankruptcy Code") or (vii) seek adequate protection as provided in
Section 363 of the Bankruptcy Code. In addition, each holder of Subordinated Indebtedness will not take any actions or vote in any way so as to contest either the validity or the priority (as set forth in Section 2(a) above) of the Liens in favor of the Senior Creditors.

     3.   Special Intercreditor Provisions.
          ---------------------------------

          (a) IP Collateral. Notwithstanding any provision of this Agreement to the contrary, the Agent hereby agrees, on its behalf and on behalf of the Lenders, for the benefit of TimeMasters and, as expressly provided in clauses
(iii), (iv), (v) and (vii) below, the Borrower that:

          (i) During the 120-day period (the "120-Day Period") commencing on the earliest of (A) an acceleration of the Senior Indebtedness, (B) the filing of any petition by the Borrower as debtor under any bankruptcy or insolvency laws and (C) the filing of any petition against the Borrower as debtor under any bankruptcy or insolvency laws which constitutes an Event of Default under the Senior Credit Agreement, the Agent will not, without the prior written consent of TimeMasters, sell or otherwise dispose of, or contract to sell or otherwise dispose of, all or any portion of the IP Collateral or actively market for sale or disposition all or any portion of the IP

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Collateral, provided that if the Agent receives any inquiry for the sale or disposition of all or any portion of the IP Collateral, the Agent will endeavor to inform TimeMasters of such inquiry;

          (ii) During the 120-Day Period, the Agent will endeavor to exercise its remedies against the accounts and inventory to the extent that it is not stayed, enjoined or otherwise prohibited from doing so, and with the express understanding and agreement that any failure or delay by the Agent to do so shall not in any way give rise to any liability on the part of the Agent or any Lender or in any way impair, diminish or otherwise affect any of the Agent's or any Lender's rights or remedies;

          (iii) TimeMasters and the Borrower shall have the exclusive right during the 120-Day Period, and thereafter on a non-exclusive basis, to solicit bids for the sale or other disposition of the IP Collateral and to submit such bids in writing to the Agent, provided that the Borrower and TimeMasters shall promptly inform the Agent of all formal and informal, written and oral, bids received with respect to such sale or disposition and the terms and conditions of such bids;

          (iv) The Agent will release its Liens on the IP Collateral in connection with any sale or other disposition of any IP Collateral by TimeMasters or the Borrower during the 120-Day Period which indefeasibly pays in full in cash during the 120-Day Period (and contemporaneously with the effectiveness of such release) all of the Senior Indebtedness;

          (v) If at the end of the 120-Day Period TimeMasters or the Borrower delivers a written request therefor to the Agent, the Agent will endeavor to notify TimeMasters and the Borrower within a reasonable period of time thereafter of the approximate amount of the Senior Indebtedness that was outstanding as of the end of the 120-Day Period (after giving effect to the application of any proceeds from the sale or other disposition, subject to clause (i) above, of the Collateral), but with the understanding and agreement that neither any failure or delay by the Agent to do so, nor any inaccuracy in such notice, shall in any way give rise to any liability on the part of the Agent or any Lender or in any way impair, diminish or otherwise affect any of the Agent's or any Lender's rights or remedies;

          (vi) During the 30-day period (the "30-Day Period") commencing on the last day of the 120-Day Period, the Agent will release its Lien on the IP Collateral in connection with any sale or other disposition of any IP Collateral by TimeMasters during such 30-Day Period but before such time as the Agent has sold or otherwise disposed of such IP Collateral or entered into a contract for the sale or other disposition of such IP Collateral, which indefeasibly pays in full in cash during the 30-Day Period (and contemporaneously with the effectiveness of such release) all of the Senior Indebtedness; and

          (vii) After the 120-Day Period and the 30-Day Period, the Agent will consider and evaluate in good faith any written bids for the sale or other disposition of the IP Collateral which may be submitted in reasonable detail by TimeMasters or the Borrower to the Agent before such time as the Agent has sold or otherwise disposed of such IP Collateral or entered into a contract for the sale or other disposition of such IP Collateral to the same extent as the Agent would consider and evaluate any other bids received from any other Person.

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          (b)  Right of Redemption.  At any time before the Agent has sold or otherwise disposed of such Collateral or entered into a contract for the sale or other disposition of such Collateral, the Borrower, Asia/Pacific, ColorMasters and TimeMasters shall each have the right, unless otherwise agreed in writing after a Default under the Senior Credit Agreement, to redeem the Collateral by tendering indefeasible payment in full in cash of all of the Senior Indebtedness.

          (c) Consent and Waiver. The Borrower, Asia/Pacific and ColorMasters do each hereby (i) consent to each of the provisions of this Section 3, (ii) agree that such provisions, as well as any action or inaction taken by the Agent in compliance therewith, shall be commercially reasonable (as that phrase is used in the Code) under all circumstances, and (iii) waive any and all claims which it may have, now or at any time hereafter, against the Agent arising out of or in connection with such provisions or any action or inaction taken by the Agent in compliance therewith. In addition, the Borrower, Asia/Pacific, ColorMasters and TimeMasters agree that nothing herein shall in any way restrict or impair the right of the Agent to utilize any IP Collateral pursuant to the terms and conditions of the Senior Loan Documents to the extent necessary or appropriate in connection with the sale or other disposition of any Inventory or other Collateral at any time.

          (d) Excess Proceeds. Upon the indefeasible payment in full in cash of all Senior Indebtedness, any excess proceeds of any sale, disposition or other realization upon the Collateral, if any, shall be distributed to whomsoever may be lawfully entitled to receive the same.

     4.   Subordination Provisions.
          -------------------------

          (a) Subordination. The Borrower, Holdings, Asia/Pacific and ColorMasters, each for itself and its successors, covenants and agrees, and each holder of the Subordinated Indebtedness by such holder's execution hereof or acceptance of any Subordinated Indebtedness, likewise covenants and agrees, that the payment of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner set forth in this Agreement (including, without limitation, Section 5 and each other Section hereof), in right of payment to the prior payment in full in cash of all Senior Indebtedness. For all purposes hereof, a payment or distribution on account of the Subordinated Indebtedness may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of the Subordinated Indebtedness shall include, without limitation, any redemption, purchase or other acquisition of the Subordinated Indebtedness; provided, however, that the TimeMasters Warrant and the exercise of the TimeMasters Warrant shall not be deemed to be a payment or distribution on account of the Subordinated Indebtedness.

          (b) Distribution on Dissolution, Liquidation and Reorganization. Upon any distribution of assets of the Borrower, Holdings, Asia/Pacific or ColorMasters, upon any foreclosure, dissolution, winding up or liquidation of the Borrower, Holdings, Asia/Pacific or ColorMasters, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Borrower, Holdings, Asia/Pacific or ColorMasters, or any of their respective property or assets, and whether in bankruptcy, insolvency or receivership proceedings or otherwise:

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          (i)  the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the holder or holders of the Subordinated Indebtedness are entitled to receive any payment with respect to the Subordinated Indebtedness except for the receipt of all or any portion of the TimeMasters Warrant or the exercise of the TimeMasters Warrant; and

          (ii) any payment or distribution of assets of the Borrower, Holdings, Asia/Pacific or ColorMasters, of any kind or character, whether in cash, property or securities, to which the holder or holders of the Subordinated Indebtedness would be entitled except for the provisions hereof shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness (or to the agent for such holders) to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, that this clause (ii) shall not apply to any payment or distribution by Holdings with respect to the TimeMasters Warrant.

          The holder of the Subordinated Indebtedness may file a proper claim or proof of debt in the form required in any proceeding referred to above; provided, however, that if any holder of Subordinated Indebtedness does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to ten (10) days before the expiration of the time to file such claim in such proceeding, then the holder of any such Senior Indebtedness is hereby irrevocably appointed, until such time as all of the Senior Indebtedness has been indefeasibly paid in full in cash and the Senior Loan Documents have terminated, the agent and attorney-in-fact (in its own name or in the name of any holder of any Subordinated Indebtedness or otherwise), but shall have no obligation, to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments for or on behalf of such holder. Each holder of the Subordinated Indebtedness agrees that such holder will not take any acts or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

          (c) Default Under Senior Indebtedness. Except as expressly permitted under Section 5(c) below and except for the receipt or distribution of all or any portion of the TimeMasters Warrant, no payment or distribution of any kind or character shall be made by the Borrower, Holdings, Asia/Pacific or ColorMasters on account of the Subordinated Indebtedness if, at the time of such payment or distribution, the Borrower shall have received written notice from the holders of the Senior Indebtedness or a representative thereof of the occurrence and continuance of any Default or Event of Default or that a Default or Event of Default would arise out of any such payment or distribution on account of the Subordinated Indebtedness. The Borrower may resume payments in respect of the Subordinated Indebtedness (including any missed payments) when such Default or Event of Default shall have been cured or waived in writing by the applicable entity in accordance with the terms of the Senior Credit Agreement, or all of the Senior Indebtedness shall have been paid in full in cash, but only if such payments are permitted by Section 5 below.

          (d) Payment Remittance. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Borrower, Holdings, Asia/Pacific or ColorMasters, or any

                                      -8-
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payment by or on behalf of the Borrower, Holdings, Asia/Pacific or ColorMasters,
of any kind or character, whether in cash, property or securities, prohibited by any of Sections 2, 4 or 5 shall be paid to or received by any holder of Subordinated Indebtedness, then and in such event such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness and paid over and delivered forthwith to the holders of Senior Indebtedness (or to the agent for such holders), for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

          (e) Subrogation. If any amount payable in respect of the Subordinated Indebtedness is paid over to the holders of Senior Indebtedness, then subject to the payment in full in cash of all Senior Indebtedness, the holder or holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Borrower, Holdings, Asia/Pacific or ColorMasters applicable to Senior Indebtedness until the principal of and interest on the Subordinated Indebtedness shall be paid in full and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities otherwise distributable to the holder or holders of the Subordinated Indebtedness shall, as between the Borrower, Holdings, Asia/Pacific, ColorMasters and their respective creditors other than the holders of Senior Indebtedness, and the holder or holders of the Subordinated Indebtedness, be deemed to be a payment by the Borrower, Holdings, Asia/Pacific or ColorMasters to or on account of Senior Indebtedness.; provided, however, that this clause (e) shall not apply to the TimeMasters Warrant.

          (f) Standstill. Prior to the holders of all Senior Indebtedness receiving payment in full in cash of the Senior Indebtedness, no holder of any Subordinated Indebtedness shall (i) except for the receipt of all or any portion of the TimeMasters Warrant, receive any payment or distribution in respect of such Subordinated Indebtedness other than as expressly permitted in Section 5 below or (ii) take any Collection Action or otherwise exercise any right or remedy in respect of such Subordinated Indebtedness other than as expressly permitted by Section 3 above or the filing of such documents as may be necessary to preserve the rights of such holder relative to such Subordinated Indebtedness in any proceeding referenced in Section 4(b) above.

          (g) Reliance on Subordination. Each holder of the Subordinated Indebtedness by its execution hereof and by its acceptance of any Subordinated Indebtedness acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each of the Lenders to acquire and/or to hold Senior Indebtedness and each present and future holder of the Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness, and shall be deemed a third party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof.

          (h) Waiver and Consent. Each holder of the Subordinated Indebtedness waives any and all notice of the acceptance of these provisions or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Indebtedness or of the reliance of the holders of the Senior Indebtedness on these provisions. Each holder of the Subordinated Indebtedness acknowledges and agrees that (i) the subordination provisions set forth herein shall be specifically

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enforceable against such Persons by the holders of the Senior Indebtedness, and
(ii) without notice to or further assent by it, the Senior Indebtedness may from time to time, in whole or in part, be renewed, extended, refunded or released by the holders thereof, as they may deem advisable, the credit agreements and any other instruments or documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated.

          (i) Subordination Unaffected by Certain Events. The rights set forth herein of the holders of the Senior Indebtedness as against each holder of the Subordinated Indebtedness shall remain in full force and effect without regard to, and shall not be impaired or affected by:

               (i) any act or failure to act on the part of the Borrower, Holdings, Asia/Pacific or ColorMasters;

               (ii) any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of the Senior Indebtedness; or

               (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion for, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

               (iv) subject to Section 3 above, any exercise or nonexercise by any holder of Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or the Subordinated Indebtedness or any waiver of any such right, power, privilege or remedy or any default in respect of such Senior Indebtedness or the Subordinated Indebtedness, or any receipt by any holder of Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any exchange, sale, release or surrender by such holder of, any security for the payment of such Senior Indebtedness; or

               (v) any merger or consolidation of the Borrower or any of its Subsidiaries into or with any of its Subsidiaries or into or with any other Person, or, subject to Section 3 above, any sale, lease or transfer of any or all of the assets of the Borrower or any of its Subsidiaries to any other Person; or

               (vi) the absence of any notice to, or knowledge by, any holder of the Subordinated Indebtedness of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

          (j) Reinstatement of Subordination. The obligations of each holder of the Subordinated Indebtedness under the subordination provisions set forth herein shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Indebtedness that is rescinded or must otherwise be returned by the holder of such Senior Indebtedness upon the occurrence or as a result of any proceeding, all as though such payment had not been made.

     (k) Legend. TimeMasters shall cause each document or instrument creating, evidencing or securing any Subordinated Indebtedness to bear the following legend:

          "The obligations of LaserMaster Corporation hereunder are subordinated to certain Senior Indebtedness to the extent and on the terms set forth in that certain Repayment, Subordination and Intercreditor Agreement dated as of January 17, 1996 by and among LaserMaster Corporation, LaserMaster Asia/Pacific, Ltd., ColorMasters, Inc., TimeMasters, Inc. and General Electric Capital Corporation, as agent, as such agreement is from time to time amended."

     5. Permitted Payments. Subject to Sections 2 and 4 above, the Borrower may make the following payments with respect to the Subordinated Indebtedness and, to the extent any such payments are permitted by clause (a), (b), (c) or
(d) below, TimeMasters may make demand for such payment under the TimeMasters
Note:

     (a) so long as (i) no Default or Event of Default has occurred and is continuing, or would result therefrom, (ii) Excess Availability is equal to or greater than $1,200,000 immediately prior to any such payment and (iii) the Average Payable Days is less than 75 days, then the Borrower may after the Closing Date pay up to an aggregate amount not to exceed $400,000 in respect of the Subordinated Indebtedness (whether for principal, interest or any other obligations);

     (b) after payments of $400,000 with respect to the Subordinated Indebtedness under clause (a) above, so long as (i) no Default or Event of Default has occurred and is continuing, or would result therefrom, (ii) Excess Availability is equal to or greater than $1,200,000 during the 30-day period ending on the date of any such payment and immediately after giving effect to any such payment, (iii) the Average Payable Days is less than 60 days and (iv) Holdings and its Subsidiaries shall have positive net income for the immediately preceding three months on an aggregate basis, determined on a consolidated basis in accordance with GAAP, then the Borrower may pay any additional amounts owing in respect of the Subordinated Indebtedness;

     (c) so long as the Borrower is not in default in the payment of, or has otherwise failed to pay, any interest on the Senior Indebtedness which is due and owing, the Borrower may pay interest on a monthly basis which is owing in respect of the Subordinated Indebtedness, which payments under this clause (c) shall not count against any payments permitted to be made under clause (a) above; and

     (d) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, the Borrower may pay any amounts owing in respect of the Subordinated Indebtedness directly with, and contemporaneously upon receipt by the Borrower of, cash proceeds of any sale of common stock or capital contribution received by the Borrower after the date of this Agreement (net of any fees, costs and expenses incurred in connection with any such sale or contribution, including, without limitation, underwriters' discounts).

     6. Liens. TimeMasters hereby represents and warrants as of the date hereof that it has not been granted or obtained any Liens in any assets of Holdings or any of its Subsidiaries or any other assets or property to secure the Subordinated Indebtedness other than a second priority and subordinate lien on the Collateral. Each of the holders of the Subordinated Indebtedness agrees that it will not take or otherwise be granted any Lien on any property or assets of Holdings or any of its Subsidiaries to secure all or any part of the Subordinated Indebtedness, except for the Liens on the Collateral granted on the date hereof. Each of the holders of the Subordinated Indebtedness agrees that it will not file any security agreement or any other document or instrument with the U.S. Patent and Trademark Office or the U.S. Copyright Office until such time as the Senior Indebtedness has been indefeasibly paid in full in cash and the Senior Loan Documents have terminated.

     7. Amendment of Subordinated Debt Documents. Prior to the payment in full in cash of the Senior Indebtedness and notwithstanding anything to the contrary in the documents, instruments and agreements executed in connection with the Subordinated Indebtedness, other than those documents, instruments or agreements creating or evidencing the TimeMasters Warrant (collectively, including the TimeMasters Note, the "Subordinated Debt Documents"), neither the Borrower, Holdings, Asia/Pacific, ColorMasters nor TimeMasters shall amend or modify the Subordinated Debt Documents without the Agent's prior written consent.

     8. Sale or Transfer of Subordinated Indebtedness. In the event of any proposed sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, the holder thereof, prior to the consummation of any such action, shall cause the transferee thereof to execute and deliver to the holders of Senior Indebtedness (or the agent for such holders) an agreement substantially identical to this Agreement, providing for the continued payment and lien subordination, to the extent set forth herein, of the portion of the Subordinated Indebtedness so transferred to the Senior Indebtedness, as provided herein and for the continued effectiveness of all of the rights of the holders of the Senior Indebtedness with respect to such transferred Subordinated Indebtedness. Notwithstanding the failure to execute and/or deliver any such agreement, the subordination of the Subordinated Indebtedness to the Senior Indebtedness effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness.

     9. Miscellaneous. (a) The provisions of this Agreement are solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness on the one hand and the holders of Senior Indebtedness on the other, and shall not be deemed to create any rights or priorities in any other Person, including without limitation, the Borrower, Holdings, Asia/Pacific or ColorMasters (except solely in connection with clauses (iii), (iv), (v) and (vii) in Section 3(a) above).

     (b) This Agreement may be amended only by a written instrument signed by the Agent, TimeMasters and the Borrower. No waiver of any term or provision of this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is sought to be enforced. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.

          (c) Any notices provided for hereunder shall be given in accordance with Section 11.10 of the Credit Agreement, and, in the case of TimeMasters, shall be addressed as set forth below or as TimeMasters may otherwise designate in writing to the Agent:

               TimeMasters, Inc.
               6425 Beach Road
               Eden Prairie, MN 55344
               Attention: Melvin L. Masters
               Telecopy: (612) 941-8652

          (d) If any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be deemed ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e) The Section headings used in this Agreement are for convenience only and shall not effect the interpretation of any of the provisions hereof.

          (f) THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          (g) The parties hereto agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Subordinated Debt Document, the provisions of this Agreement shall control.

          (h) The parties hereto agree that there are no conditions to the effectiveness of this Agreement or its enforceability.

          (i) Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


LASERMASTER CORPORATION               GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Agent

By: /s/ Robert J. Wenzel              By:  /s/ Shaun Pettit
   -------------------------------         -------------------------------------

Name:   Robert J. Wenzel              Name: Shaun Pettit
     -----------------------------         -------------------------------------

Title:  President                     Title: Duly Authorized Signatory
      ----------------------------          ------------------------------------


TIMEMASTERS, INC.                     LASERMASTER ASIA/PACIFIC, LTD.

By: /s/ Mel Masters                   By: /s/ Randall L. Ruegg
   -------------------------------       ---------------------------------------

Name: Mel Masters                     Name:   Randall L. Ruegg
----------------------------------         -------------------------------------

Title: CEO, TMI                       Title:  CFO
      ----------------------------          ------------------------------------

COLORMASTERS, INC.

By: /s/ Randall L. Ruegg
   -------------------------------

Name:   Randall L. Ruegg
     -----------------------------

Title: CFO
      ----------------------------

                                                                       EXHIBIT A
                                                                       ---------

                           SUBORDINATED INDEBTEDNESS
                           -------------------------


            Amount                                  Payee
            ------                                  -----

          $1,765,000                          TimeMasters, Inc.